AMERICAN FUNDS INSURANCE SERIES
  333 South Hope Street Los Angeles, California 90071 Telephone (213) 486-9200

                CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



JAMES K. DUNTON, Chairman and Principal Executive Officer, and Robert P. Simmer, Treasurer of AMERICAN FUNDS INSURANCE SERIES (the "Registrant"), each certify to the best of his or her knowledge that:

(1) The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Principal Executive Officer                 Principal Financial Officer

AMERICAN FUNDS INSURANCE SERIES             AMERICAN FUNDS INSURANCE SERIES

/s/ James K. Dunton                         /s/ Robert P. Simmer
----------------------------                -----------------------------
James K. Dunton, Chairman                   Robert P. Simmer, Treasurer


Date: September 8, 2003                     Date: September 8, 2003


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS INSURANCE SERIES and will be retained by AMERICAN FUNDS INSURANCE SERIES and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.